UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2019

________________________________

P.A.M. TRANSPORTATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas 72770

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2019, P.A.M. Transportation Services, Inc., a Delaware corporation (the “Company”), and its subsidiary P.A.M. Transport, Inc., an Arkansas corporation (“P.A.M. Transport”), entered into a Second Amendment to Amended and Restated Loan Agreement (the “Amendment”) with First Tennessee Bank National Association (the “Bank”). The Amendment amends the Company’s Amended and Restated Loan Agreement dated March 28, 2016 (the “Agreement”), under which the Bank committed to lend P.A.M. Transport a principal amount of up to $40.0 million under a line of credit (the “Loan”), the terms of which have been previously disclosed by the Company in its periodic reports and other filings with the Securities and Exchange Commission. The Company has guaranteed the payment and performance of the Loan.

The purposes of the Amendment are to extend the term of the Loan by one year to July 1, 2021, to increase the amount the Bank has committed to lend to P.A.M. Transport from $40.0 million to $60.0 million, to reduce the interest rate charged on outstanding borrowings from LIBOR plus 1.50% to LIBOR plus 1.25%, to establish an “unused fee” of 0.25% if average monthly borrowings are less than $18.0 million, and to restate and make other immaterial amendments and updates to the terms of the Agreement.

Under the terms of the Agreement, as amended by the Amendment, the Company may borrow up to a maximum of $60.0 million, and amounts outstanding under the Loan bear interest at LIBOR (determined as of the first day of each month) plus 1.25%. The Loan continues to be secured by the Company’s accounts receivable and will mature on July 1, 2021. Monthly payments of interest are required under the Agreement. The Agreement contains customary events of default that would permit the Bank to accelerate the amounts due under the Loan if not cured within applicable grace periods.

The description above is a summary and is qualified in its entirety by the Amendment and the Agreement, and the related credit note, security agreement and guaranty agreement documents, which are filed as exhibits to this report and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2019, the Board of Directors of the Company elected H. Pete Montaño to serve as director of the Company. He will serve in this capacity until the Company’s 2019 Annual Meeting of Stockholders, and until such time as his successor is duly elected and qualified, or until his earlier resignation or removal. Mr. Montaño’s committee appointments have not yet been determined at this time.

Item 7.01 Regulation FD Disclosure.

On January 30, 2019 the Company issued a press release announcing the election of H. Pete Montaño to its Board of Directors. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1

Amended and Restated Loan Agreement, dated March 28, 2016, by and among P.A.M. Transport, Inc., First Tennessee Bank National Association and the Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 1, 2016)

4.2	Amendment to Amended and Restated Loan Agreement, dated July 27, 2017, by and among P.A.M. Transport, Inc., First Tennessee Bank National Association and the Company
4.3	Second Amendment to Amended and Restated Loan Agreement, dated January 25, 2019, by and among P.A.M. Transport, Inc., First Tennessee Bank National Association and the Company
4.4	Fifth Amended and Restated Consolidated Revolving Credit Note, dated January 25, 2019, by P.A.M. Transport, Inc. in favor of First Tennessee Bank National Association
4.5

Amended and Restated Security Agreement, dated March 28, 2016, by and between P.A.M. Transport, Inc. and First Tennessee Bank National Association (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on April 1, 2016)

4.6	First Amendment to Amended and Restated Security Agreement, dated January 25, 2019, by and between P.A.M. Transport, Inc. and First Tennessee Bank National Association
4.7	Fifth Amended and Restated Guaranty Agreement of the Company, dated January 25, 2019, in favor of First Tennessee Bank National Association
99.1	News release issued by the Registrant on January 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.A.M. TRANSPORTATION SERVICES, INC.
(Registrant)

Date: January 31, 2019	By:	/s/ Allen W. West
Allen W. West Vice President of Finance, Chief Financial Officer, Secretary and Treasurer